UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2008, the compensation committee of the board of trustees, or the board, of RAIT Financial Trust, or RAIT, approved amendments to RAIT’s compensatory plans, contracts and arrangements that the compensation committee had been advised were subject to the requirements of section 409A of the Internal Revenue Code of 1986, or section 409A, because they included deferred compensation. These amendments were required to be implemented by the end of 2008 to ensure documentary compliance with Section 409A. These amendments included:

- Amending the employment agreements between RAIT and RAIT’s executive officers, including those of Daniel G. Cohen, RAIT’s chief executive officer, Jack E. Salmon, RAIT’s chief financial officer and treasurer, Betsy Z. Cohen, RAIT’s chairman of the board, Scott F. Schaeffer, RAIT’s president and chief operating officer, and Plamen M. Mitrikov, RAIT’s executive vice president-asset management. The amendments clarified the timing of payments required under the employment agreements in particular circumstances and, for certain executive officers, conformed their employment agreements to the other employment agreements by setting an interest rate payable upon deferred amounts under section 409A and calculated payments upon termination due to death or disability with reference to the prior year’s bonus as opposed to the bonus paid in the year of termination.

- Amending the RAIT supplemental retirement plan, or SERP, between RAIT and Mrs. Cohen to change the form and timing of payment of the cash benefit under the SERP payable to her for the 2009 tax year and thereafter to an actuarial equivalent lump sum cash payment equal to $4,389,607 that will be paid to her in January 2009, as permitted under section 409A transition relief. Payment of this amount to her in January 2009 will fully satisfy RAIT’s obligations to her under the SERP.

- Amending the outstanding phantom units granted under RAIT’s 2008 Incentive Award Plan to RAIT’s executive officers, including those held by Mrs. Cohen and Mr. Schaeffer. These amendments clarified the timing of redemption of the phantom units and payment of dividend equivalents, clarified the operation of deferral rights, and specified the consequences of a change of control of RAIT on the phantom units. Mr. Cohen, Mr. Salmon and Mr. Mitrikov are among the executive officers who do not currently hold any phantom units.

The foregoing description of the employment agreement amendments of Mr. Cohen, Mr. Salmon, Mrs. Cohen, Mr. Schaeffer and Mr. Mitrikov does not purport to be complete and is qualified in its entirety by reference to the full text of these amendments filed as Exhibits 10.1 through 10.5 hereto and incorporated herein by reference. The foregoing description of the amendment to the SERP does not purport to be complete and is qualified in its entirety by reference to the full text of this amendment filed as Exhibit 10.6 hereto and incorporated herein by reference. The foregoing description of the amendment to the outstanding phantom units referenced above does not purport to be complete and is qualified in its entirety by reference to the full text of this amendment filed as Exhibit 10.7 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 Amendment dated as of December 15, 2008 to Employment Agreement between RAIT Financial Trust ("RAIT") and Daniel G. Cohen.

10.2 Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Jack E. Salmon.

10.3 Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Betsy Z. Cohen.

10.4 Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Scott F. Schaeffer.

10.5 Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Plamen Mitrikov.

10.6 Letter Amendment dated as of December 15, 2008 to RAIT Executive Pension Plan for Betsy Z. Cohen.

10.7 Letter Amendment to Grants of Phantom Units to Executive Officers of RAIT under RAIT’s 2008 Incentive Award Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

December 19, 2008	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment dated as of December 15, 2008 to Employment Agreement between RAIT Financial Trust (“RAIT”) and Daniel G. Cohen.
10.2	Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Jack E. Salmon.
10.3	Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Betsy Z. Cohen.
10.4	Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Scott F. Schaeffer.
10.5	Amendment dated as of December 15, 2008 to Employment Agreement between RAIT and Plamen Mitrikov.
10.6	Letter Amendment dated as of December 15, 2008 to RAIT Executive Pension Plan for Betsy Z. Cohen.
10.7	Letter Amendment to Grants of Phantom Units to Executive Officers of RAIT under RAIT’s 2008 Incentive Award Plan.